22

NAME OF REGISTRANT
Franklin Capital Growth Fund
File No. 811-334

EXHIBIT ITEM No. 77Q (g): Exhibit to accompany Exhibit No. 77M.




              AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement and Plan"), is made as of this 26th day of March 2003, by and between Franklin Strategic Series ("Strategic Series"), a Delaware statutory trust with its principal place of business at One Franklin Parkway, San Mateo, California 94403, on behalf of its series, Franklin Large Cap Growth Fund ("Large Cap Fund"), and Franklin Capital Growth Fund ("Capital Fund"), a Delaware statutory trust with its principal place of business at One Franklin Parkway, San Mateo, California 94403.

                     PLAN OF REORGANIZATION

     The reorganization (hereinafter referred to as the "Reorganization") will consist of (i) the acquisition by Capital Fund, of substantially all of the property, assets and goodwill of Large Cap Fund in exchange solely for full and fractional shares of beneficial interest, par value $0.01 per share, of Capital Fund - Class A ("Capital Fund Class A Shares"), full and fractional shares of beneficial interest, par value $0.01 per share, of Capital Fund - Class B ("Capital Fund Class B Shares"), full and fractional shares of beneficial interest, par value $0.01 per share, of Capital Fund - Class C ("Capital Fund Class C Shares"), full and fractional shares of beneficial interest, par value $0.01 per share, of Capital Fund - Class R ("Capital Fund Class R Shares") and full and fractional shares of beneficial interest, par value $0.01 per share, of Capital Fund - Advisor Class ("Capital Fund Advisor Shares") (collectively, "Capital Fund Shares"); (ii) the distribution of Capital Fund Class A Shares to the holders of shares of Large Cap Fund - Class A ("Large Cap Fund Class A Shares"), Capital Fund Class B Shares to the holders of shares of Large Cap Fund - Class B ("Large Cap Fund Class B Shares"), Capital Fund Class C Shares to the holders of shares of Large Cap Fund - Class C ("Large Cap Fund Class C Shares"), Capital Fund Class R Shares to the holders of shares of Large Cap Fund - Class R ("Large Cap Fund Class R Shares") and Capital Fund Advisor Class Shares to the holders of shares of Large Cap Fund - Advisor Class ("Large Cap Fund Advisor Class Shares") (collectively, "Large Cap Fund Shares"), according to their respective interests in Large Cap Fund in complete liquidation of Large Cap Fund; and
(iii) the dissolution of Large Cap Fund as soon as is practicable after the closing (as defined in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Agreement and Plan hereinafter set forth.

                            AGREEMENT

     In order to consummate the Plan of Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1.   Sale and Transfer of Assets, Liquidation and Dissolution of
  Large Cap Fund.

     (a) Subject to the terms and conditions of this Agreement and Plan, and in reliance on the representations and warranties of Capital Fund herein contained, and in consideration of the delivery by Capital Fund of the number of Capital Fund Class A Shares, Capital Fund Class B Shares, Capital Fund Class C Shares, Capital Fund Class R Shares and Capital Fund Advisor Class Shares hereinafter provided, Strategic Series, on behalf of Large Cap Fund, agrees that it will convey, transfer and deliver to Capital Fund at the Closing all of Large Cap Fund's then existing assets, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders' rights of redemption), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (i) pay the costs and expenses of carrying out this Agreement and Plan (including, but not limited to, fees of counsel and accountants, and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on Large Cap Fund's books as liability reserves; (ii) discharge its unpaid liabilities on its books at the closing date (as defined in Section 3, hereinafter called the "Closing Date"), including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to, and through, the Closing Date and excluding those liabilities that would otherwise be discharged at a later date in the ordinary course of business; and (iii) pay such contingent liabilities as the Board of Trustees of Strategic Series shall reasonably deem to exist against Large Cap Fund, if any, at the Closing Date, for which contingent and other appropriate liability reserves shall be established on Large Cap Fund's books (hereinafter "Net Assets"). Large Cap Fund shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the close of business on the Closing Date.

     (b) Subject to the terms and conditions of this Agreement and Plan, and in reliance on the representations and warranties of Strategic Series, on behalf of Large Cap Fund, herein contained, and in consideration of such sale, conveyance, transfer, and delivery, Capital Fund agrees at the Closing to deliver to Strategic Series: (i) the number of Capital Fund Class A Shares, determined by dividing the net asset value per share of the Large Cap Fund Class A Shares by the net asset value per share of Capital Fund Class A Shares, and multiplying the result thereof by the number of outstanding Large Cap Fund Class A Shares, as of 1:00 p.m. Pacific time on the Closing Date; (ii) the number of Capital Fund Class B Shares, determined by dividing the net asset value per share of the Large Cap Fund Class B Shares by the net asset value per share of Capital Fund Class B Shares, and multiplying the result thereof by the number of outstanding Large Cap Fund Class B Shares, as of 1:00 p.m. Pacific time on the Closing Date; (iii) the number of Capital Fund Class C Shares, determined by dividing the net asset value per share of the Large Cap Fund Class C Shares by the net asset value per share of Capital Fund Class C Shares, and multiplying the result thereof by the number of outstanding Large Cap Fund Class C Shares, as of 1:00 p.m. Pacific time on the Closing Date; (iv) the number of Capital Fund Class R Shares, determined by dividing the net asset value per share of the Large Cap Fund Class R Shares by the net asset value per share of Capital Fund Class R Shares, and multiplying the result thereof by the number of outstanding Large Cap Fund Class R Shares, as of 1:00 p.m. Pacific time on the Closing Date; and, (v) the number of Capital Fund Advisor Class Shares, determined by dividing the net asset value per share of the Large Cap Fund Advisor Class Shares by the net asset value per share of Capital Fund Advisor Class Shares, and multiplying the result thereof by the number of outstanding Large Cap Fund Advisor Class Shares, as of 1:00 p.m. Pacific time on the Closing Date. All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.

   (c) Immediately following the Closing, Strategic Series shall dissolve Large Cap Fund and distribute pro rata to its shareholders of record as of the close of business on the Closing Date, Capital Fund Shares received by Large Cap Fund pursuant to this Section 1. Such dissolution and distribution shall be accomplished by the establishment of accounts on the share records of Large Cap Fund of the type and in the amounts due such shareholders based on their respective holdings as of the close of business on the Closing Date. Fractional Capital Fund Shares shall be carried to the third decimal place. As promptly as practicable after the Closing, each holder of any outstanding certificate or certificates representing shares of beneficial interest of Large Cap Fund shall be entitled to surrender the same to the transfer agent for Capital Fund in exchange for the number of Capital Fund Shares into which the Large Cap Fund Shares theretofore represented by the certificate or certificates so surrendered shall have been converted. Certificates for Capital Fund Shares shall not be issued, unless specifically requested by the shareholders. Until so surrendered, each outstanding certificate which, prior to the Closing, represented shares of beneficial interest of Large Cap Fund shall be deemed for all Capital Fund's purposes to evidence ownership of the number of Capital Fund Shares into which the Large Cap Fund Shares (which prior to the Closing were represented thereby) have been converted.

2.   Valuation.

          (a) The value of Large Cap Fund's Net Assets to be acquired by Capital Fund hereunder shall in each case be computed as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Large Cap Fund's currently effective prospectus.

     (b) The net asset value of a share of beneficial interest of Large Cap Fund Class A Shares, Large Cap Fund Class B Shares, Large Cap Fund Class C Shares, Large Cap Fund Class R Shares and Large Cap Fund Advisor Class Shares shall be determined to the fourth decimal place as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Large Cap Fund's currently effective prospectus.

     (c) The net asset value of a share of beneficial interest of Capital Fund Class A Shares, Capital Fund Class B Shares,
Capital Fund Class C Shares, Capital Fund Class R Shares and Capital Fund Advisor Class Shares shall be determined to the nearest full cent as of 1:00 p.m. Pacific time on the Closing
Date using the valuation procedures set forth in Capital Fund's currently effective prospectus.

3.   Closing and Closing Date.

     The Closing Date shall be June 5, 2003, or such later date as the parties may mutually agree. The Closing shall take place at the principal office of Strategic Series at 2:00 p.m. Pacific time on the Closing Date. Strategic Series, on behalf of Large Cap Fund, shall have provided for delivery as of the Closing those Net Assets of Large Cap Fund to be transferred to the account of Capital Fund's custodian, Bank of New York, Mutual Funds Division, 100 Church Street, New York, New York 10286. Also, Strategic Series, on behalf of Large Cap Fund, shall deliver at the Closing a list of names and addresses of the shareholders of record of its Large Cap Fund Class A Shares, Large Cap Fund Class B Shares, Large Cap Fund Class C Shares, Large Cap Fund Class R Shares and Large Cap Fund Advisor Class Shares and the number of full and fractional shares of beneficial interest of such classes owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of 1:00 p.m. Pacific time on the Closing Date, certified by its transfer agent or by its President to the best of its or his knowledge and belief. Capital Fund shall issue and deliver a certificate or certificates evidencing the shares of beneficial interest of Capital Fund to be delivered to the account of Large Cap Fund at said transfer agent registered in such manner as the officers of Strategic Series, on behalf of Large Cap Fund, may request, or provide evidence satisfactory to Strategic Series that such Capital Fund Shares have been registered in an account on the books of Capital Fund in such manner as the officers of Strategic Series may request.

4.   Representations and Warranties by Capital Fund.

     Capital Fund represents and warrants to Strategic Series that:

     (a) Capital Fund is a statutory trust created under the laws of the State of Delaware as a business trust pursuant to an Agreement and Declaration of Trust on March 21, 2000, and is validly existing under the laws of that State. Capital Fund is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company and all of the Capital Fund Shares sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933 Act"), except for those shares sold pursuant to the private offering exemption for the purpose of raising initial capital as required by the 1940 Act.

     (b) Capital Fund is authorized to issue an unlimited number of shares of beneficial interest of Capital Fund Shares, par value $0.01 per share, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights. Capital Fund is further divided into five classes of shares and an unlimited number of shares of beneficial interest, par value $0.01 per share, has been allocated and designated to each of these classes of shares.

     (c) The financial statements appearing in the Capital Fund's Annual Report to Shareholders for the fiscal year ended June 30, 2002, audited by PricewaterhouseCoopers LLP, and the financial statements for Capital Fund for the six-month period ended December 31, 2002, copies of which have been delivered to Strategic Series, fairly present the financial position of Capital Fund as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

     (d) The books and records of Capital Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Capital Fund.

     (e) Capital Fund has the necessary power and authority to conduct its business as such business is now being conducted.

     (f) Capital Fund is not a party to or obligated under any provision of its Declaration of Trust, as amended ("Declaration of Trust"), or By-laws, as amended ("By-laws"), or any contract or any other commitment or obligation, and is not subject to any order or decree that would be violated by its execution of or performance under this Agreement and Plan.

     (g) Capital Fund has elected to be treated as a regulated investment company ("RIC") for federal income tax purposes under
Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), Capital Fund has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Agreement and Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

     (h) Capital Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section
368(a)(3)(A) of the Code.

          (i) Capital Fund does not have any unamortized or unpaid organizational fees or expenses.

5. Representations and Warranties by Strategic Series on behalf of Large Cap Fund.

     Strategic Series represents and warrants to Capital Fund that:

     (a) Large Cap Fund is a series of Strategic Series, a statutory trust created under the laws of the State of Delaware as a business trust pursuant to an Agreement and Declaration of Trust on January 25, 1991, and is validly existing under the laws of that State. Strategic Series is duly registered under the 1940 Act as an open-end, management investment company and all of Strategic Series' Large Cap Fund Shares sold were sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital.

     (b) Strategic Series is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share, each outstanding share of which is fully paid, non-assessable, freely transferable, and has full voting rights and currently issues shares of 13 series, including Large Cap Fund. Large Cap Fund is further divided into five classes of shares, and an unlimited number of shares of beneficial interest of Strategic Series, par value $0.01 per share, have been allocated and designated to each class of Large Cap Fund.

     (c) The financial statements appearing in the Strategic Series' Annual Report to Shareholders for the fiscal year ended April 30, 2002, audited by PricewaterhouseCoopers, LLP, and the financial statements for Large Cap Fund for the six-month period ended October 31, 2002, copies of which have been delivered to Capital Fund, fairly present the financial position of Large Cap Fund as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

          (d)   The books and records of Large Cap Fund
     accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Large Cap Fund.

   (e) Strategic Series has the necessary power and authority to conduct Large Cap Fund's business as such business is now being conducted.

     (f) Strategic Series is not a party to or obligated under any provision of its Declaration of Trust or Amended and Restated By-laws, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Agreement and Plan.

     (g) Strategic Series has elected to treat Large Cap Fund as a RIC for federal income tax purposes under Part I of Subchapter M of the Code, Large Cap Fund is a "fund" as defined in Section 851(g)(2) of the Code, Large Cap Fund has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Agreement and Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

     (h) Large Cap Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section
368(a)(3)(A) of the Code.

     (i) Large Cap Fund does not have any unamortized or unpaid organization fees or expenses.

6.   Representations and Warranties by Strategic Series and
Capital Fund.

     Strategic Series, on behalf of Large Cap Fund, and Capital
Fund, each represents and warrants to the other that:

     (a) The statement of assets and liabilities to be furnished by it as of 1:00 p.m. Pacific time on the Closing Date for the purpose of determining the number of Capital Fund Shares to be issued pursuant to Section 1 of this Agreement and Plan, will accurately reflect each Fund's Net Assets and outstanding shares of beneficial interest, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

     (b) At the Closing, it will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in (a) above, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

     (c) Except as disclosed in its currently effective prospectus relating to Large Cap Fund, in the case of Strategic Series, and Capital Fund, there is no material suit, judicial action, or legal or administrative proceeding pending or threatened against it. Neither Capital Fund nor Strategic Series are a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects Capital Fund's or Large Cap Fund's business or their ability to consummate the transactions herein contemplated.

     (d) There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.

     (e) The execution, delivery, and performance of this Agreement and Plan have been duly authorized by all necessary action of its Board of Trustees and this Agreement and Plan, subject to the approval of Large Cap Fund's shareholders in the case of Strategic Series, constitutes a valid and binding obligation enforceable in accordance with its terms.

     (f) It anticipates that consummation of this Agreement and Plan will not cause Large Cap Fund, in the case of Strategic
Series, and Capital Fund to fail to conform to the requirements of Subchapter M of the Code for federal income taxation qualification as a RIC at the end of its fiscal year.

     (g) It has the necessary power and authority to conduct the business of its Fund, as such business is now being conducted.

7.   Covenants of Strategic Series and Capital Fund.

     (a)  (a)  Strategic Series, on behalf of Large Cap Fund, and
Capital Fund each covenant to operate their respective businesses as presently conducted between the date hereof and the Closing.


     (b) Strategic Series, on behalf of Large Cap Fund, undertakes that it will not acquire Capital Fund Shares for the purpose of making distributions thereof to anyone other than Large Cap Fund's shareholders.

     (c) Strategic Series, on behalf of Large Cap Fund, undertakes that, if this Agreement and Plan is consummated, it will liquidate and dissolve Large Cap Fund.

     (d) Strategic Series, on behalf of Large Cap Fund, and Capital Fund each agree that, by the Closing, all of their federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and all federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes.

     (e) At the Closing, Strategic Series, on behalf of Large Cap Fund, will provide Capital Fund a copy of the shareholder ledger accounts, certified by Large Cap Fund's transfer agent or its President to the best of its or his knowledge and belief, for all the shareholders of record of Large Cap Fund Shares as of 1:00 p.m. Pacific time on the Closing Date who are to become shareholders of Capital Fund as a result of the transfer of assets that is the subject of this Agreement and Plan.

     (f) The Board of Trustees of Strategic Series shall call and Strategic Series shall hold, a Special Meeting of Large Cap Fund's shareholders to consider and vote upon this Agreement and Plan (the "Special Meeting") and Strategic Series shall take all other actions reasonably necessary to obtain approval of the transactions contemplated herein. Strategic Series agrees to mail to each shareholder of record of Large Cap Fund entitled to vote at the Special Meeting at which action on this Agreement and Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a combined Prospectus and Proxy Statement that complies in all material respects with the applicable provisions of Section 14(a) of the Securities Exchange Act of 1934, as amended, and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

     (g) Capital Fund will file with the U.S. Securities and Exchange Commission a registration statement on Form N-14 under the 1933 Act relating to Capital Fund Shares issuable hereunder ("Registration Statement"), and will use its best efforts to provide that the Registration Statement becomes effective as promptly as is practicable. At the time it becomes effective, the Registration Statement will (i) comply in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the time of the Special Meeting, and at the Closing Date, the prospectus and statement of additional information included in the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

8. Conditions Precedent to be Fulfilled by Strategic Series and Capital Fund.

     The consummation of this Agreement and Plan hereunder shall be subject to the following respective conditions:

     (a) That: (i) all the representations and warranties of the other party contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; (ii) the other party shall have performed all obligations required by this Agreement and Plan to be performed by it prior to the Closing; and (iii) the other party shall have delivered to such party a certificate signed by the President and by the Secretary or equivalent officer to the foregoing effect.

     (b) That each party shall have delivered to the other party a copy of the resolutions approving the Agreement and Plan adopted and approved by the appropriate action of its Board of Trustees, certified by its Secretary or equivalent officer of each of the Funds.

     (c) That the U.S. Securities and Exchange Commission shall not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan of Reorganization under Section 25(c) of the 1940 Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either party or would prohibit the transactions contemplated hereby.

     (d) That this Agreement and Plan and the Reorganization contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of Large Cap Fund at an annual or special meeting or any adjournment thereof.

     (e) That a distribution or distributions shall have been declared for Large Cap Fund prior to the Closing Date that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to 1:00 p.m. Pacific time on the Closing Date; and (ii) any undistributed ordinary income and capital gain net income from any period to the extent not otherwise declared for distribution. Capital gain net income has the meaning given such term by Section 1222(9) of the Code.

     (f) That there shall be delivered to Strategic Series, on behalf of Large Cap Fund, and Capital Fund an opinion from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to Strategic Series and Capital Fund, to the effect that, provided the acquisition contemplated hereby is carried out in accordance with this Agreement and Plan, the laws of the State of Delaware and based upon certificates of the officers of Strategic Series and Capital Fund with regard to matters of fact:

          (1) The acquisition by Capital Fund of substantially all the assets of Large Cap Fund as provided for herein in exchange for Capital Fund Shares followed by the distribution by Large Cap Fund to its shareholders of Capital Fund Shares in complete liquidation of Large Cap Fund will qualify as a reorganization within the meaning of
     Section 368(a)(1) of the Code, and Large Cap Fund and Capital Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

          (2) No gain or loss will be recognized by Large Cap Fund upon the transfer of substantially all of its assets to Capital Fund in exchange solely for voting shares of Capital Fund (Sections 361(a) and 357(a) of the Code);

          (3) No gain or loss will be recognized by Capital Fund upon the receipt by it of substantially all of the assets of Large Cap Fund in exchange solely for voting shares of Capital Fund (Section 1032(a) of the Code);

          (4) No gain or loss will be recognized by Large Cap Fund upon the distribution of Capital Fund Shares to its shareholders in liquidation of Large Cap Fund (in pursuance of the Reorganization) (Section 361(c)(1) of the Code);

          (5) The basis of the assets of Large Cap Fund received by Capital Fund will be the same as the basis of such assets to Large Cap Fund immediately prior to the exchange
     (Section 362(b) of the Code);

          (6) The holding period of the assets of Large Cap Fund received by Capital Fund will include the period during which such assets were held by Large Cap Fund (Section
     1223(2) of the Code);

          (7) No gain or loss will be recognized to the shareholders of Large Cap Fund upon the exchange of their shares in Large Cap Fund for voting shares of Capital Fund, including fractional shares to which they may be entitled
     (Section 354(a) of the Code);

          (8) The basis of Capital Fund Shares received by the shareholders of Large Cap Fund shall be the same as the basis of the Large Cap Fund Shares exchanged therefor
     (Section 358(a)(1) of the Code);

          (9) The holding period of Capital Fund Shares received by shareholders of Large Cap Fund (including fractional shares to which they may be entitled) will include the holding period of the Large Cap Fund Shares surrendered in exchange therefor, provided that the Large Cap Fund Shares were held as a capital asset on the effective date of the exchange (Section 1223(1) of the Code); and

          (10) Capital Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Treasury ("Treasury Regulations")) the items of Large Cap Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

     (g) That there shall be delivered to Capital Fund an opinion in form and substance satisfactory to it from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to Strategic Series, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights:

          (1) Large Cap Fund is a series of Strategic Series, a statutory trust organized as a business trust under the laws of the State of Delaware on January 25, 1991, and is a validly existing statutory trust and in good standing under the laws of that State;

          (2) Strategic Series is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share. Five (5) classes of shares of Large Cap Fund have been designated as Large Cap Fund Class A Shares, Large Cap Fund Class B Shares, Large Cap Fund Class C Shares, Large Cap Fund Class R Shares and Large Cap Fund Advisor Class Shares, and an unlimited number of shares of beneficial interest of Strategic Series has been allocated to each class of shares. Assuming that the initial shares of beneficial interest of Large Cap Fund were issued in accordance with the 1940 Act and the Declaration of Trust and Amended and Restated By-laws of Strategic Series, and that all other outstanding shares of Large Cap Fund were sold, issued and paid for in accordance with the terms of Large Cap Fund's prospectus in effect at the time of such sales, each such outstanding share is fully paid, non-assessable, freely transferable and has full voting rights;

          (3) Large Cap Fund is an open-end investment company of the management type registered as such under the 1940
     Act;

          (4) Except as disclosed in Large Cap Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Strategic Series, the unfavorable outcome of which would materially and adversely affect Strategic Series or Large Cap Fund;

          (5) The execution and delivery of this Agreement and Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of Strategic Series; and

          (6) Neither the execution, delivery, nor performance of this Agreement and Plan by Strategic Series, on behalf of Large Cap Fund, violates any provision of its Declaration of Trust or By-laws, or the provisions of any agreement or other instrument known to such counsel to which Strategic Series is a party or by which Strategic Series is otherwise bound; this Agreement and Plan is the legal, valid and binding obligation of Strategic Series and Large Cap Fund and is enforceable against Strategic Series and/or Large Cap Fund in accordance with its terms.

     In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of Strategic Series with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of Strategic Series.

     (h) That there shall be delivered to Strategic Series, on behalf of Large Cap Fund, an opinion in form and substance satisfactory to it from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to Capital Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors' rights:

          (1) Capital Fund is a statutory trust organized as a business trust under the laws of the State of Delaware on March 21, 2000, and is a validly existing statutory trust and in good standing under the laws of that State;

          (2) Capital Fund is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share. Five (5) classes of shares of Capital Fund have been designated as Capital Fund Class A Shares, Capital Fund Class B Shares, Capital Fund Class C Shares, Capital Fund Class R Shares and Capital Fund Advisor Class Shares, and an unlimited number of shares of beneficial interest of Capital Fund has been allocated to each class of shares. Assuming that the initial shares of beneficial interest of Capital Fund were issued in accordance with the 1940 Act, and the Declaration of Trust and By-laws of Capital Fund, and that all other outstanding shares of Capital Fund were sold, issued and paid for in accordance with the terms of Capital Fund's prospectus in effect at the time of such sales, each such outstanding share of Capital Fund is fully paid, non-assessable, freely transferable and has full voting rights;

          (3) Capital Fund is an open-end investment company of the management type registered as such under the 1940 Act;

          (4) Except as disclosed in Capital Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Capital Fund, the unfavorable outcome of which would materially and adversely affect Capital Fund;

          (5) Capital Fund Shares to be issued pursuant to the terms of this Agreement and Plan have been duly authorized and, when issued and delivered as provided in this Agreement and Plan, will have been validly issued and fully paid and will be non-assessable by Capital Fund;

          (6) The execution and delivery of this Agreement and Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary company action on the part of Capital Fund;

          (7) Neither the execution, delivery, nor performance of this Agreement and Plan by Capital Fund violates any provision of its Declaration of Trust or By-laws, or the provisions of any agreement or other instrument known to such counsel to which Capital Fund is a party or by which Capital Fund is otherwise bound; this Agreement and Plan is the legal, valid and binding obligation of Capital Fund and is enforceable against Capital Fund in accordance with its terms; and

          (8) The registration statement of Capital Fund, of which the prospectus for Class A shares, Class B shares, Class C shares and Class R shares dated November 1, 2002, as supplemented January 1, 2003, and the prospectus for Advisor Class shares dated November 1, 2002, as supplemented March 15, 2003 (the "Prospectus") are a part, is at the time of the signing of this Agreement and Plan, effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the U.S. Securities and Exchange Commission under the 1933 Act, and nothing has come to counsel's attention that causes it to believe that, at the time the Prospectus became effective, or at the time of the signing of this Agreement and Plan, or at the Closing, such Prospectus (except for the financial statements and other financial and statistical data included therein, as to which counsel need not express an opinion), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel knows of no legal or government proceedings required to be described in the Prospectus, or of any contract or document of a character required to be described in the Prospectus that is not described as required.

     In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of Capital Fund with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of Capital Fund.

     (i) That Large Cap Fund shall have received a certificate from the President and Secretary of Capital Fund to the effect that the statements contained in the Prospectus, at the time the Prospectus became effective, at the date of the signing of this Agreement and Plan, and at the Closing, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (j) That Capital Fund's Registration Statement with respect to Capital Fund Shares to be delivered to Large Cap Fund's shareholders in accordance with this Agreement and Plan shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

     (k) That Capital Fund Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit Capital Fund Shares lawfully to be delivered to each holder of Large Cap Fund Shares.

   (l) That, at the Closing, there shall be transferred to Capital Fund, aggregate Net Assets of Large Cap Fund comprising at least 90% in fair market value of the total net assets and 70% of the fair market value of the total gross assets recorded on the books of Large Cap Fund on the Closing Date.

     (m) That there be delivered to Capital Fund information concerning the tax basis of Large Cap Fund in all securities transferred to Capital Fund, together with shareholder information including the names, addresses, and taxpayer identification numbers of the shareholders of Large Cap Fund as of the Closing Date, the number of shares held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with Large Cap Fund respect to each shareholder.

   9. Brokerage Fees and Expenses.

     (a)  Strategic Series, on behalf of Large Cap Fund, and
Capital Fund each represents and warrants to the other that there are no broker or finders' fees payable by it in connection with the transactions provided for herein.

     (b) The expenses of entering into and carrying out the provisions of this Agreement and Plan shall be borne one-quarter by Capital Fund, one-quarter by Large Cap Fund, and one-half by Franklin Advisers, Inc.

10. Termination; Postponement; Waiver; Order.

     (a) Anything contained in this Agreement and Plan to the contrary notwithstanding, this Agreement and Plan may be terminated and the Reorganization abandoned at any time (whether before or after approval thereof by the shareholders of Large Cap Fund) prior to the Closing, or the Closing may be postponed as follows:

          (1) by mutual consent of Strategic Series on behalf of Large Cap Fund and of Capital Fund;

          (2) by Capital Fund if any conditions of its obligations set forth in Section 8 have not been fulfilled or waived; or

          (3) by Strategic Series, on behalf of Large Cap Fund, if any conditions of its obligations set forth in Section 8 have not been fulfilled or waived.

     An election by Capital Fund or Strategic Series to terminate this Agreement and Plan and to abandon the Reorganization shall be exercised respectively, by the Board of Trustees of Capital Fund or the Board of Trustees of Strategic
Series.

     (b) If the transactions contemplated by this Agreement and Plan have not been consummated by December 31, 2003, the Agreement and Plan shall automatically terminate on that date, unless a later date is agreed to by both Capital Fund and Strategic Series.

   (c) In the event of termination of this Agreement and Plan pursuant to the provisions hereof, the same shall become void and have no further effect, and neither Strategic Series nor Capital Fund nor their trustees, officers, or agents or the shareholders of Large Cap Fund or Capital Fund shall have any liability in respect of this Agreement and Plan, but all expenses incidental to the preparation and carrying out of this Agreement and Plan shall be paid as provided in Section 9(b) hereof.

     (d) At any time prior to the Closing, any of the terms or conditions of this Agreement and Plan may be waived by the party who is entitled to the benefit thereof by action taken by that party's Board of Trustees if, in the judgment of such Board, such action or waiver will not have a material adverse effect on the benefits intended under this Agreement and Plan to its shareholders, on behalf of whom such action is taken.

     (e) The respective representations and warranties contained in Sections 4 to 6 hereof shall expire with and be terminated by the Reorganization on the Closing Date, and neither Strategic Series nor Capital Fund, nor any of their officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date. This provision shall not protect any officer, trustee, agent or shareholder of Strategic Series or Capital Fund against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to its shareholders to which that officer, trustee, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

     (f) If any order or orders of the U.S. Securities and Exchange Commission with respect to this Agreement and Plan shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Trustees of Strategic Series, on behalf of Large Cap Fund, or the Board of Trustees of Capital Fund, to be acceptable, such terms and conditions shall be binding as if a part of this Agreement and Plan without further vote or approval of the shareholders of Large Cap Fund, unless such terms and conditions shall result in a change in the method of computing the number of Capital Fund Shares to be issued to Large Cap Fund. In which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of Large Cap Fund prior to the meeting at which the transactions contemplated by this Agreement and Plan shall have been approved, this Agreement and Plan shall not be consummated and shall terminate unless Strategic Series shall promptly call a special meeting of the shareholders of Large Cap Fund at which such conditions so imposed shall be submitted for approval.
11.
     Entire Agreement and Amendments.

     This Agreement and Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by this Agreement and Plan other than those set forth herein or herein provided for. This Agreement and Plan may be amended only by mutual consent of the parties in writing. Neither this Agreement and Plan nor any interest herein may be assigned without the prior written consent of the other party.

12.  Counterparts.

     This Agreement and Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

13.  Notices.

     Any notice, report, or demand required or permitted by any provision of this Agreement and Plan shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to Franklin Capital Growth Fund, at One Franklin Parkway, San Mateo, California 94403,
Attention: Secretary, or Franklin Strategic Series, at One Franklin Parkway, San Mateo, California 94403, Attention:
Secretary, as the case may be.

14.  Governing Law.

     This Agreement and Plan shall be governed by and carried out in accordance with the laws of the State of Delaware.

     IN WITNESS WHEREOF, Strategic Series, on behalf of Large
Cap Fund, and Capital Fund, have each caused this Agreement and Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

                         FRANKLIN STRATEGIC SERIES, on behalf of
                         FRANKLIN LARGE CAP GROWTH FUND
Attest:

/s/Murray L. Simpson          By:     /s/ David P. Goss_
 Murray L. Simpson                      David P. Goss
 Secretary                              Vice President

                         FRANKLIN CAPITAL GROWTH FUND
Attest:

/S/Murray L. Simpson          By:     /S/David P. Goss___
 Murray L. Simpson                      David P. Goss
 Secretary                              Vice President